Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Rossi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Garb Oil & Power Corporation on Form 10-K for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Garb Oil & Power Corporation.

Date: April 22, 2010	By: /s/ John Rossi
John Rossi, President and CEO,
Financial and Accounting Officer

A signed original of the written statements above required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Garb Oil & Power Corporation and will be retained by Garb Oil & Power Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request.
The forgoing certifications are being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2009, and they shall not be considered filed as part of such report.